The Companies Acts 1985 to 1989
                       Unlimited Company having a Share Capital

                               ARTICLES OF ASSOCIATION
                                          of
                                 TXU EASTERN FUNDING

          _________________________________________________________________

               PRELIMINARY
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          1.   The Regulations contained in Table A in the Schedule to The
               Companies (Tables A to F) Regulations 1985, as amended by The Companies (Tables A to F) (Amendment) Regulations 1985 (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Regulations of the Company. Regulations 3, 32, 34 and 35 of Table A shall not apply to this Company.

               SHARES
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          2.   The Company may by Special Resolution:

               (a) increase the share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

               (b) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

               (c) subdivide its shares, or any of them, into shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

               (d) reduce its share capital and share premium account in any way.

          3.
               (a) Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the Directors who may (subject to paragraph (d) below), allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

               (b) After the first allotment of shares by the Directors any further shares proposed to be issued shall first be offered to the Members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company shall by Special Resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than fourteen days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provision of this Article by such Special Resolution as aforesaid shall be under the control of the Directors, who may (subject to paragraph (d) below) allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the Members.

               (c) In accordance with Section 91 of the Companies Act 1985 Sections 89(l) and 90 of the said Act shall not apply to the Company.

               (d) The Directors are generally and unconditionally authorised for the purposes of Section 80 of the Companies Act 1985 to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution.

               LIEN
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          4.   The Company shall have a first and paramount lien on every share (whether or not it is a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (whether fully paid or not) standing registered in the name of any person whether solely or as one of two or more joint holders for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any dividend or other amount payable in respect thereof. Regulation 8 in Table A shall not apply to the Company.

               CALLS
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          5.   The liability of any Member in default in respect of a call shall be increased by the addition at the end of the first sentence of Regulation 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

               REDEMPTION OF SHARES
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          6.   Subject to the provisions of the Companies Acts, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder, provided that the terms on which and the manner in which any such redeemable shares shall be redeemed shall be specified by Special Resolution before the issue thereof.

               GENERAL MEETINGS AND RESOLUTIONS
               --------------------------------

          7. Every notice convening a General Meeting shall comply with the provisions of Section of the Companies Act 1985 as to giving information to Members in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditor for the time being of the Company.

          8. In Regulation 41 of Table A there shall be inserted at the end thereof the words "and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum".

          9. The words "at least seven clear days' notice" shall be substituted for "at least fourteen days' clear notice" in Regulation 38 of Table A.

               APPOINTMENT OF DIRECTORS
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          10.
               (a) The number of the Directors may be determined by Ordinary Resolution of the Company but unless and until so fixed there shall be no maximum number of Directors and the minimum number of Directors shall be one. In the event of the minimum number of Directors fixed by or pursuant to these Articles or Table A being one, a sole Director shall have authority to exercise all the powers and discretions by Table A or these Articles expressed to be vested in the Directors generally and the quorum for the transaction of the business of the Directors shall be one. Regulation 64 in Table A shall not apply to the Company.

               (b) The Directors shall not be required to retire by rotation and accordingly Regulations 73, 74 and 75 in Table A shall not apply to the Company and Regulations 76, 77, 78 and 79 in Table A shall be modified accordingly.

          11. Any appointment or removal of an alternate Director may be made by letter, cable, telex, telegram, facsimile or radiogram or in any other manner approved by the Directors. Any cable, telex, telegram, facsimile or radiogram shall be confirmed as soon as possible by letter but is a valid appointment in the meantime. Accordingly Regulation 68 in Table A shall not apply to the Company.

               POWERS OF DIRECTORS
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          12.  In addition to and without prejudice to the generality of the powers conferred by Regulation 70 of Table A, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all the undertaking and property of the Company including the uncalled capital or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

          13. A Director may vote as a Director in regard to any contract or arrangement in which he is interested or upon any matter arising therefrom, and if he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration and Regulations 94 to 97 in Table A shall be modified accordingly.

          14. Any Director or member of a committee of the Directors may participate in a meeting of the Directors or such committee by means of conference telephone or similar communications equipment whereby all persons meeting in this manner shall be deemed to constitute presence in person at such meeting.

               INDEMNITY
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          15.  Every Director or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. This Regulation shall have effect only in so far as its provisions are not avoided by Section 310 of the Companies Act 1985. Regulation 118 in Table A shall not apply to the Company.


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          NAMES, ADDRESSES AND DESCRIPTIONS OF         NUMBER OF SHARES
          SUBSCRIBERS                                  TAKEN BY EACH
                                                       SUBSCRIBER

          _________________________________________________________________

          Signed on behalf of the company
          by:  H. Jarrell Gibbs

          /s/ H. Jarrell Gibbs
          TXU Eastern Finance (A) Limited              One Hundred
          117 Picadilly
          London
          W1V 9FFJ
          Limited Company


          Signed on behalf of the company
          by:  H. Jarrell Gibbs

          /s/ H. Jarrell Gibbs
          TXU Eastern Finance (B) Limited              One Hundred
          117 Picadilly
          London
          W1V 9FJ

          _________________________________________________________________



          DATED:  2nd February 1999


          WITNESS to the above signatures:        /s/ John Buchanan

                                                  John Buchanan
                                                  117 Piccadilly
                                                  London W1V 9FJ

                                                  Taxation Manager